Exhibit 4.1

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                            CANANDAIGUA BRANDS, INC.,

                                   as Issuer,

                           the Guarantors named herein

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee
                                      -------

                              ---------------------


                                    Indenture

                          Dated as of November 17, 1999

                              ---------------------


                              (pound)150,000,000.00

                     8 1/2% Senior Notes due 2009, Series A

                     8 1/2% Senior Notes due 2009, Series B


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section
310(a)(1).................................................     7.10
   (a)(2).................................................     7.10
   (a)(3).................................................     N.A.
   (a)(4).................................................     N.A.
   (b)....................................................     7.08; 7.10; 11.02
   (b)(1).................................................     7.10
   (b)(9).................................................     7.10
   (c)....................................................     N.A.
311(a)....................................................     7.11
   (b)....................................................     7.11
   (c)....................................................     N.A.
312(a)....................................................     2.06
   (b)....................................................     11.03
   (c)....................................................     11.03
313(a)....................................................     7.06
   (b)(1).................................................     7.06
   (b)(2).................................................     7.06
   (c)....................................................     7.06; 11.02
   (d)....................................................     7.06
314(a)....................................................     4.02; 4.07; 11.02
   (b)....................................................     N.A.
   (c)(1).................................................     11.04; 11.05
   (c)(2).................................................     11.04; 11.05
   (c)(3).................................................     N.A.
   (d)....................................................     N.A.
   (e)....................................................     11.05
   (f)....................................................     N.A.
315(a)....................................................     7.01; 7.02
   (b)....................................................     7.05; 11.02
   (c)....................................................     7.01
   (d)....................................................     6.04; 7.01; 7.02
   (e)....................................................     6.10
316(a) (last sentence)....................................     2.10
   (a)(1)(A)..............................................     6.04
   (a)(1)(B)..............................................     6.03
   (a)(2).................................................     8.02
   (b)....................................................     6.06
   (c)....................................................     8.04
317(a)(1).................................................     6.06
   (a)(2).................................................     6.08
   (b)....................................................     2.05
318(a)....................................................     11.01

                            N.A. means Not Applicable

--------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions....................................................
Section 1.02.   Incorporation by Reference of Trust Indenture Act..............
Section 1.03.   Rules of Construction..........................................

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.   Form and Dating................................................
Section 2.02.   Execution and Authentication...................................
Section 2.03.   Registrar and Paying Agents....................................
Section 2.04.   Holders to Be Treated as Owners; Payments of Interest..........
Section 2.05.   Paying Agent to Hold Money in Trust............................
Section 2.06.   Holder Lists...................................................
Section 2.07.   Transfer and Exchange; Book-Entry Provisions...................
Section 2.08.   Replacement Notes..............................................
Section 2.09.   Outstanding Notes..............................................
Section 2.10.   Treasury Notes.................................................
Section 2.11.   Temporary Notes................................................
Section 2.12.   Cancellation...................................................
Section 2.13.   Defaulted Interest.............................................
Section 2.14.   CUSIP and ISIN Number; Common Code.............................
Section 2.15.   Deposit of Moneys; Payments by Principal Paying Agent..........
Section 2.16.   Restrictive Legends............................................
Section 2.17.   Substitution of Currency.......................................

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.   Notices to Trustee.............................................
Section 3.02.   Selection of Notes to Be Redeemed..............................
Section 3.03.   Notice of Redemption...........................................
Section 3.04.   Effect of Notice of Redemption.................................
Section 3.05.   Deposit of Redemption Price....................................
Section 3.06.   Notes Redeemed in Part.........................................
Section 3.07.   Optional Redemption............................................
Section 3.08.   Tax Redemption.................................................

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.   Payment of Notes...............................................
Section 4.02.   Provision of Financial Statements .............................
Section 4.03.   Waiver of Stay, Extension or Usury Laws........................
Section 4.04.   Statement by Officers..........................................
Section 4.05.   Corporate Existence............................................
Section 4.06.   Maintenance of Office or Agency................................
Section 4.07.   Compliance with Laws...........................................
Section 4.08.   Maintenance of Properties and Insurance........................
Section 4.09.   Payment of Taxes and Other Claims; Additional Amounts..........
Section 4.10.   Limitation on Indebtedness.....................................
Section 4.11.   Limitation on Restricted Payments..............................
Section 4.12.   Limitation on Transactions with Affiliates.....................
Section 4.13.   Limitations on Liens...........................................
Section 4.14.   Limitation on Sale of Assets...................................
Section 4.15.   Limitation on Guarantees by Restricted Subsidiaries............
Section 4.16.   Purchase of Notes upon a Change of Control.....................
Section 4.17.   Limitation on Restricted Subsidiary Capital Stock..............
Section 4.18.   Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries..........................
Section 4.19.   Designation of Unrestricted Subsidiaries.......................
Section 4.20.   [Intentionally omitted]........................................
Section 4.21.   Waiver of Certain Covenants....................................
Section 4.22.   Limitation of Applicability of Certain Covenants if Notes
                   Rated Investment Grade......................................

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.   Company or Any Guarantor May Consolidate, etc., Only on
                   Certain Terms...............................................
Section 5.02.   Successor Substituted..........................................

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default..............................................
Section 6.02.   Acceleration of Maturity; Rescission and Annulment.............
Section 6.03.   Waiver of Past Defaults and Events of Default..................
Section 6.04.   Control by Majority............................................
Section 6.05.   Limitation on Suits............................................
Section 6.06.   Rights of Holders to Receive Payment...........................
Section 6.07.   Collection Suit by Trustee.....................................
Section 6.08.   Trustee May File Proofs of Claim...............................
Section 6.09.   Priorities.....................................................
Section 6.10.   Undertaking for Costs..........................................

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.   Duties of Trustee..............................................
Section 7.02.   Rights of Trustee..............................................
Section 7.03.   Individual Rights of Trustee...................................
Section 7.04.   Trustee's Disclaimer...........................................
Section 7.05.   Notice of Defaults.............................................
Section 7.06.   Reports by Trustee to Holders..................................
Section 7.07.   Compensation and Indemnity.....................................
Section 7.08.   Replacement of Trustee.........................................
Section 7.09.   Successor Trustee by Consolidation, Merger or Conversion.......
Section 7.10.   Eligibility; Disqualification..................................
Section 7.11.   Preferential Collection of Claims Against the Company..........
Section 7.12.   Trustee's Application for Instructions from the Company........

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

Section 8.01.   Supplemental Indentures and Agreements Without Consent of
                   Holders.....................................................
Section 8.02.   Supplemental Indentures and Agreements with Consent of Holders.
Section 8.03.   Compliance with TIA............................................
Section 8.04.   Revocation and Effect of Consents..............................
Section 8.05.   Notation on or Exchange of Notes...............................
Section 8.06.   Trustee to Sign Amendments, etc................................

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Satisfaction and Discharge of Indenture........................
Section 9.02.   Application of Trust Money.....................................
Section 9.03.   Termination of the Company's Obligation........................
Section 9.04.   Application of Trust Money.....................................
Section 9.05.   Repayment to Company...........................................
Section 9.06.   Reinstatement..................................................

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01.  Guarantors' Guarantee..........................................
Section 10.02.  Continuing Guarantee; No Right of Set-Off; Independent
                  Obligation...................................................
Section 10.03.  Guarantee Absolute.............................................
Section 10.04.  Right to Demand Full Performance...............................
Section 10.05.  Waivers........................................................
Section 10.06.  The Guarantors Remain Obligated in Event the
                   Company Is No Longer Obligated to Discharge Indenture
                   Obligations.................................................
Section 10.07.  Fraudulent Conveyance; Subrogation.............................
Section 10.08.  Guarantee Is Additional to Other Security......................
Section 10.09.  No Recourse Against Others.....................................
Section 10.10.  No Bar to Further Actions......................................
Section 10.11.  Failure To Exercise Rights Shall Not Operate as a Waiver; No
                   Suspension of Remedies......................................
Section 10.12.  Trustee's Duties; Notice to Trustee............................
Section 10.13.  Successors and Assigns.........................................
Section 10.14.  Release of Guarantee...........................................
Section 10.15.  Execution of Guarantee.........................................

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01.  TIA Controls...................................................
Section 11.02.  Notices........................................................
Section 11.03.  Communications by Holders with Other Holders...................
Section 11.04.  Certificate and Opinion as to Conditions Precedent.............
Section 11.05.  Statements Required in Certificate and Opinion.................
Section 11.06.  Rules by Trustee and Agents....................................
Section 11.07.  Business Days; Legal Holidays..................................
Section 11.08.  Governing Law..................................................
Section 11.09.  No Adverse Interpretation of Other Agreements..................
Section 11.10.  No Recourse Against Others.....................................
Section 11.11.  Successors.....................................................
Section 11.12.  Multiple Counterparts..........................................
Section 11.13.  Table of Contents, Headings, etc...............................
Section 11.14.  Separability...................................................
Section 11.15.  Benefits of Indenture..........................................

Signatures      .............................................................S-1

EXHIBITS

Exhibit A.      Form of Global Notes.........................................A-1

Exhibit B.      Form of Definitive Notes.....................................B-1

Exhibit C.      Form of Guarantees...........................................C-1

Exhibit D       Form of Transfer Certificate.................................D-1

Exhibit E.      Form of Exchange Certificate.................................E-1

Exhibit F.      Form of Intercompany Note....................................F-1

         INDENTURE, dated as of November 17, 1999, by and between CANANDAIGUA BRANDS, INC., a Delaware Corporation (the "Company"), the guarantors signatory hereto (the "Guarantors") and the Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (the "Trustee").

         The Company has duly authorized the creation of an issue of Series A 81/2% Senior Notes due 2009 (the "Initial Notes") and Series B 8 1/2% Senior Notes due 2009 (the "Series B Notes" and together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, have been done.

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.       DEFINITIONS.

         "144A Global Note(s)" means one or more Note(s) in the form set forth in Exhibit A and bearing the Private Placement Legend that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

         "Additional Amounts" has the meaning set forth in Section 4.09.

         "Additional Interest" has the meaning provided to such term in the Registration Rights Agreement.

         "Adjusted Gilt Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Gilt Issue, assuming a price for the Comparable Gilt Issue (expressed as a percentage of its principal amount) equal to the Comparable Gilt Price for such redemption date.

         "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the voting Capital Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer, exchange or other transaction involving a Global Note or beneficial interest therein, the rules and provisions of DTC and the "Operating Procedures of the Euroclear System," and "Terms and Conditions Governing Use of Euroclear," "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank, in each case, to the extent applicable to such transaction and as in effect at the time of such transaction.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by Section 5.01(a) or (B) that is of the Company to any Restricted Subsidiary, or of any Subsidiary to the Company or any Subsidiary in accordance with the terms of this Indenture or (y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $3,000,000.

         "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with Section 4.14.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Book-Entry Interest" means an indirect beneficial interest in a Global Note shown on, and transferred only through, records maintained in book-entry form by DTC, or Euroclear and Cedelbank.

         "Borrowing Base" means the sum of (i) 85% of accounts receivable of the Company and its Subsidiaries and (ii) 50% of the net book value of the inventory of the Company and its Subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP.

         "Business Day" means a day that, in the City of New York and London, is not a day upon which banking institutions are authorized or required by law, or by executive order issued by a governmental authority or agency regulating such banking institutions, to close.

         "Capital Lease Obligation" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

         "Cedel" or "Cedelbank" means CedelBank, societe anonyme.

         "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where
(A) the outstanding Voting Stock of the Company is changed into or exchanged for
(x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 4.11 (and such amount shall be treated as a Restricted Payment subject to the provisions set forth in Section 4.11) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 5.01.

         "Change of Control Offer" shall have the meaning set forth in Section 4.16(a).

         "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.16(a).

         "Change of Control Purchase Price" shall have the meaning set forth in
Section 4.16(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Depositary" shall have the meaning set forth in Section 2.01.

         "Company" means Canandaigua Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Comparable Gilt Issue" means a United Kingdom Government Obligation selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Gilt Price" means, with respect to any redemption date, (i) the average of the Reference Gilt Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Gilt Dealer Quotations, or
(ii) if the Trustee obtains fewer than three such Reference Gilt Dealer Quotations, the average of all such Quotations.

         "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Company and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and
(ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

         "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and (ii) all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

         "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries; (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

         "Consolidated Net Tangible Assets" means with respect to any Person, as of any date of determination, the book value of such Person's total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

         "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

         "Credit Agreement" means the Credit Agreement, dated as of October 6, 1999, between the Company, the Subsidiaries of the Company identified on the signature pages thereof, the lenders named therein and The Chase Manhattan Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof or amendments, modifications or supplements thereto and any agreements therefor (including any of the foregoing that increase the principal amount of Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of Section 4.10; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Credit Agreement exceeding the amount permitted by subparagraph (b)(i) of Section 4.10), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

         "Custodian" shall have the meaning set forth in Section 2.01.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Notes" means the Restricted Definitive Notes and the Unrestricted Definitive Notes.

         "Depositary" means any of the DTC, Euraclear or Cedelbank.

         "Designation" has the meaning set forth in Section 4.19.

         "Designation Amounts" has the meaning set forth in Section 4.19.

         "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

         "DTC" means the Depository Trust Company.

         "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear system.

         "Excess Proceeds" has the meaning set forth in Section 4.14(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.07(e).

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

         "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

         "Global Notes" or "Global Securities" means the 144A Global Note(s), the Regulation S Global Note(s) and any Unrestricted Global Notes.

         "Guarantee" means the guarantee by each Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to the provisions of Section 4.15.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of "Indebtedness" contained in this Section 1.01 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantor" means the Subsidiaries listed on the signature pages of this Indenture as guarantors and each other Subsidiary required to become a Guarantor after the Issue Date, pursuant to Section 4.15.

         "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

         "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

         "Holders" mean the registered holders of the Notes.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary (or is merged into or consolidated with the Company or any Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Subsidiary (or being merged into or consolidated with the Company or any Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms hereof or thereof.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

         "Interest Payment Date" means each semiannual interest payment date on May 15 and November 15 of each year, commencing on May 15, 2000.

         "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Grade" means a rating of (i) BBB- or higher by S&P and Ba1 or higher by Moody's or (ii) Baa3 or higher by Moody's and BB+ or higher by S&P.

         "Issue Date" means November 17, 1999.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

         "Moody's" means Moody's Investor Services, Inc. or any successor thereto.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 4.11, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Note Amount" has the meaning specified in Section 4.14(c) hereof.

         "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness .

         "Offer" has the meaning set forth in Section 4.14(c) hereof.

         "Offer Date" has the meaning set forth in Section 4.14(c) hereof.

         "Offered Price" has the meaning set forth in Section 4.14(c) hereof.

         "Officer" means, with respect to any Person, the chairman of the board, president or any vice president (regardless of vice presidential designation), chief financial officer, treasurer, any assistant treasurer, secretary or assistant secretary of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President (regardless of Vice Presidential designation), and by its Chief Financial Officer, Treasurer, any Assistant Treasurer, Secretary or Assistant Secretary of the Company, in their capacities as such officers of the Company and delivered to the Trustee. Each such certificate shall include the statements provided in Section 11.05, if and to the extent required by the provisions thereof.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel (who may be an employee of the Company) acceptable in form and substance to the Trustee and delivered to the Trustee. Such opinion shall include the statements provided for in Section 11.05, if and to the extent required by the provisions thereof.

         "Other Indebtedness" has the meaning set forth in Section 4.15 hereof.

         "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment with the Notes or a Guarantee, as the case may be.

         "Pari Passu Offer" has the meaning set forth in Section 4.14(c) hereof.

         "Participant" means, with respect to DTC, Euroclear or Cedelbank, Persons who have accounts with DTC, Euroclear or Cedelbank, respectively (and with respect to DTC, shall include Euroclear and Cedelbank).

         "Permitted Holders" means as of the date of determination (i) Marilyn Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the Persons described in clause (i) or the Mac and Sally Sands Foundation, Incorporated; (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (v) or for the benefit of Andrew Stern or any trust for the benefit of any such trust; (iv) any partnerships that are controlled by (and a majority of the partnership interests in which are owned by) any of the Persons described in clauses (i), (ii), (iii) or (v) or by any partnership that satisfies the conditions of this clause (iv); (v) in the case of Marvin Sands and in the event of the incompetence or death of any of the persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

         "Permitted Indebtedness" has the meaning set forth in Section 4.10.

         "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.14 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by this Indenture; (vi) Investments in existence on the date of this Indenture; and (vii) Investments in joint ventures in an aggregate amount not to exceed at any one time the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock.

         "Principal Paying Agent" has the meaning provided in Section 2.03.

         "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in their respective businesses (including, without limitation, contracts, leases, licenses or other agreements of value to the Company or any of its Restricted Subsidiaries), provided, however, that productive assets to be acquired by the Company or any Restricted Subsidiary shall be, in the good faith judgment of management of the Company or such Restricted Subsidiary, assets which are reasonably related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

         "Quotation Agent" means the Reference Gilt Dealer appointed by the Company.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than as a result of a change of control provision substantially similar to that contained in Section 4.16) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of this Indenture.

         "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture.

         "Reference Gilt Dealer" means each of (x) J.P. Morgan Securities Ltd. and its respective successors; provided, however, that if the foregoing shall cease to be a primary United Kingdom Government Obligations dealer in London (a "Primary U.K. Government Obligations Dealer"), the Company shall substitute therefor another Primary U.K. Government Obligations Dealer; and (y) any other Primary U.K. Government Obligations Dealer selected by the Company.

         "Reference Gilt Dealer Quotations" means, with respect to each Reference Gilt Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Gilt Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Gilt Dealer at 11:00 a.m., London time, on the third business day preceding such redemption date.

         "Registrar" has the meaning set forth in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 17, 1999 between the Company, the Guarantors named therein and J.P. Morgan Securities, Ltd., as Initial Purchaser.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note(s)" means one or more Notes in the form set forth in Exhibit A bearing the Private Placement Legend that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

         "Responsible Officer" means, with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof.

         "Restricted Definitive Notes" means the Restricted Definitive Notes and such Private Exchange Notes (as defined in the Registration Rights Agreement) as are in definitive form.

         "Restricted Global Notes" means the 144A Global Note(s), the Regulation S Global Note(s) and such Private Exchange Notes (as defined in the Registration Rights Agreement) as are held in global form.

         "Restricted Notes" means the Restricted Global Note(s) and the Restricted Definitive Notes.

         "Restricted Payment" has the meaning set forth in Section 4.11.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.19. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

         "Securities Act" means the Securities Act of 1933, as amended.

         "S&P" means Standard & Poor's Ratings Group or any successor thereto.

         "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "Sterling" or "(pound)" means the lawful currency of the United Kingdom that is legal tender for the payment of public and private debts, as in effect from time to time.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

         "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

         "Temporary Cash Investments" means: (i) any evidence of Indebtedness of a Person, other than the Company or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America or the United Kingdom, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America or the United Kingdom, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "United Kingdom Government Obligations" means direct non-callable obligations of the United Kingdom for the payment of which the full faith and credit of the United Kingdom is pledged.

         "Unrestricted Definitive Note" means one or more Notes in the form set forth in Exhibit B that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means one or more Notes in the form set forth in Exhibit A that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Notes" means the Unrestricted Global Notes and the Unrestricted Definitive Notes.

                     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.19.
Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.19.

         "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and up to 5% of the issued and outstanding Capital Stock which may be owned by executive officers of such Subsidiary) is owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.02.       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Guarantees.

         "indenture securityholder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor on the indenture securities" means the Company or any other obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.       RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.


                                    ARTICLE 2

                                    THE NOTES


SECTION 2.01.       FORM AND DATING.

         (a).......Global Notes. Notes offered and sold to Qualified
Institutional Buyers in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with Citibank N.A., London, as custodian (in such capacity, the "Custodian") on behalf of DTC. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with Citibank N.A., London, as common depositary (in such capacity, the "Common Depositary") on behalf of Euroclear and Cedelbank. Unrestricted Global Notes shall be issued in accordance with Section 2.07 (b)(iii) and 2.07(e) and shall be deposited with the Common Depositary on behalf of Euroclear and Cedelbank.

         Each Global Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and shall provide that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers of interests therein, redemptions and repurchases in accordance with the terms of this Indenture; provided that, the maximum principal amount of all Notes shall never exceed (pound)150.0 million issued and outstanding at any one time except as provided in Section 2.08. Any endorsement of the Schedule to a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Registrar in accordance with Sections 2.07, 3.07, 3.08, 4.14 and 4.16 hereof.

         Except as set forth in Section 2.07(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the relevant Depositary on whose behalf such note is held.

         (b).......Definitive Notes. Definitive Notes issued upon transfer of a
Book-Entry Interest or a Definitive Note, or in exchange for a Book-Entry Interest or a Definitive Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (c).......Book-Entry Provisions. None of the Depositaries or any of
their respective Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Custodian or the Common Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Custodian or the Common Depositary or impair, as between the Custodian or the Common Depositary and the Depositaries and their respective Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d).......Note Forms. The provisions of the form of Notes contained in
Exhibits A and B hereto are ---------------- incorporated herein by reference. The Notes issued on the Issue Date will be issued in the form of Exhibit A and title thereto will pass by delivery. Notes will be issued in denominations of (pound)l,000 and integral multiples thereof. In no event will Definitive Notes in bearer form be issued.

         (e).......Dating. Each Note shall be dated the date of its authentication.

SECTION 2.02.       EXECUTION AND AUTHENTICATION.

         An Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. The Company's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

         If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes on the Issue Date in an aggregate principal amount not to exceed (pound)75.0 million and thereafter, from time to time, in an aggregate principal amount not to exceed (pound)150.0 million at any one time outstanding, in each case, upon receipt of an Officers' Certificate signed by an Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

SECTION 2.03.       REGISTRAR AND PAYING AGENTS.

         The Company shall maintain (i) an office or agency in London where Notes may be presented for registration of transfer or for exchange (the "Registrar"), (ii) an office or agency in each of London (the "Principal Paying Agent") and, if and for so long as any Notes are listed on the Luxembourg Stock Exchange, Luxembourg (the "Luxembourg Paying Agent") where Definitive Notes may be presented for payment and (iii) an office or agency in the City of New York where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

         The Company may change the Principal Paying Agent or the Registrar or appoint additional Registrars or additional Paying Agents and the terms "Registrar" and "Paying Agent" shall include any such additional Registrar or Paying Agent, as applicable. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and the agreement shall implement the provisions of this Indenture that relate to such Agent and, to the extent applicable, shall incorporate the provisions of the TIA. Without limiting the foregoing, each such agreement appointing a Principal Paying Agent must contain provisions substantially to the effect of Section 2.07 hereof. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07

         The Registrar shall keep a register (the "Register") of any Definitive Notes and of their transfer and exchange.

         The Company hereby appoints (i) the corporate trust office of the Trustee, located at 430 Park Avenue, New York, New York 10022, as agent for service of notices and demands in connection with the Notes and this Indenture;
(ii) the corporate trust office of Citibank N.A., London, located at P.O. Box 18055, 5 Carmelite Street, London EC4Y 0PA, as Registrar and Principal Paying Agent; and (iii) the corporate trust office of Paribas Luxembourg, located at 10-A Boulevard Royal, L-2093 Luxembourg, R.C. Luxembourg N B6754, as the Luxembourg Paying Agent.

SECTION 2.04.       HOLDERS TO BE TREATED AS OWNERS; PAYMENTS OF INTEREST.

         (a).......The Company, the Paying Agents, the Registrar, the Trustee
and any agent of the Company, the Paying Agents, the Registrar or the Trustee may deem and treat the person in whose name any Definitive Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest, Additional Amounts and Additional Interest and any other amounts due on such Definitive Note and for all other purposes; and neither the Company, any Paying Agent, the Registrar, the Trustee nor any agent of the Company, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may treat the Holder of any Global Note as the absolute owner thereof for the purposes of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest, Additional Amounts and Additional Interest and any other amounts due on, such Global Note and for all other purposes; and neither the Company, the Paying Agents, the Registrar, the Trustee, nor any agent of the Company, the Paying Agents, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

         (b).......The Person in whose name any Definitive Note is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, Additional Amounts and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Note subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest, Additional Amounts or Additional Interest due on such Interest Payment Date, in which case such defaulted interest, Additional Amounts or Additional Interest shall be paid in accordance with Section 2.13. The term "record date" as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the terms of the Notes. Payments of interest, Additional Amounts and Additional Interest on the Global Note will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange or transfer of a Book-Entry Interest in a Global Note for Definitive Notes subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of the interest, Additional Amounts or Additional Interest payable on such payment date with respect to any such Definitive Note shall be made to the Holder of the Global Note, notwithstanding Section 2.13 or any other provision hereof to the contrary.

SECTION 2.05.       PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest, Additional Amounts or Additional Interest, if any, on the Notes, and the Company and the Paying Agents shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agents to pay all money held by them to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or (b), upon written request to such Paying Agents, require such Paying Agents to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, a Paying Agent shall have no further liability for the money delivered to the Trustee.

         If the Company acts as its own Paying Agent for the Notes, it will, on or before each due date of the principal of, premium, if any, interest, Additional Amounts or Additional Interest, if any, on the Notes, set aside and segregate and held in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal of, premium, if any, interest, Additional Amounts or Additional Interest, if any, and will notify the Trustee of such action or any failure to take such action.

SECTION 2.06.       HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Definitive Notes, if any. If the Trustee is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least five Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Definitive Notes, if any.

SECTION 2.07.       TRANSFER AND EXCHANGE; BOOK-ENTRY PROVISIONS.

         (a).......Transfer and Exchange of Global Notes. Transfer of the Global
Notes shall be by delivery. Global Notes may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for Definitive Notes other than as provided in this Section 2.07(a) and in the Notes, subject to compliance with Section 2.07(c).

         Owners of Book-Entry Interests shall receive Definitive Notes: (i) in whole (but not in part), if any of DTC, Euroclear or Cedelbank is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearance system satisfactory to the Trustee is available; (ii) in part, if an Event of Default occurs and is continuing, upon the request delivered in writing to DTC, Euroclear and/or Cedelbank, the Trustee, the Common Depositary or the Custodian; (iii) in whole (but not in part) at any time if the Company in its sole discretion determines that the Global Notes should be exchanged for Definitive Notes; or (iv) in whole (but not in part), if the Custodian or Common Depositary is at any time unwilling or unable to continue as Custodian or Common Depositary, as the case may be, and a successor Custodian or Common Depositary, as the case may be, is not appointed by the Company within 90 days.

         In such an event, the Registrar, subject to compliance with Section 2.07(c), shall issue Definitive Notes, registered in the name or names and issued in any approved denominations requested by or on behalf of DTC, Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and bearing the Private Placement Legend unless that legend is not required by applicable law.

         (b).......Transfer and Exchange of Book-Entry Interests between Global
Notes. In all cases, transfers of Book-Entry Interests between Global Notes shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

                  (i) General Provisions Applicable to Transfers and Exchanges of Book-Entry Interests between Global Notes. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Notes), the transferor of such Book-Entry Interest must deliver to the Principal Paying Agent (1) a written and/or electronic order from a Participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global
         Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

         The requirements of this Section 2.07(b)(i) shall be deemed to have been satisfied in connection with the Exchange Offer upon receipt by the Principal Paying Agent of instructions contained in a Letter of Transmittal delivered by any Holder tendering Book-Entry Interests in a Restricted Global Note in the Exchange Offer.

                  (ii) Transfer of Book-Entry Interests to Another Restricted Global Note. A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a different Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(i) above and the Principal Paying Agent receives the following:

                           (A) if the transferee will take delivery in the form
                  of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) or (3) thereof, together, in the case of (3), such additional documentation as may be required by the Trustee and the Company pursuant to the penultimate sentence of the Private Placement Legend, and

                           (B) if the transferee will take delivery in the form
                  of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof.

         Upon satisfaction of the conditions set forth in this Section 2.07(b)(ii), the Principal Paying Agent shall (i) instruct the relevant Depositary to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Global Notes to the relevant Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

                  (iii) Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note. A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.07(b)(i) above and:

                           (A) such exchange is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, certifies or is deemed to have certified that it is none of (1) a broker-dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company; or

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                           (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

         Upon satisfaction of the conditions set forth in this Section 2.07(b)(iii), the Principal Paying Agent shall (i) instruct the relevant Depositary to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Global Notes to the relevant Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such exchange or transfer.

         If any such transfer or exchange is effected pursuant to this Section 2.07(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Principal Paying Agent shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of an authentication order in the form of an Officers' Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

         (c).......Exchange of Book-Entry Interests for Definitive Notes. In all
cases in connection with an exchange of a Book-Entry Interest for a Definitive Note (which in any event is limited to the circumstances contemplated by Section 2.07(a)), the Principal Paying Agent and the Registrar must receive (1) a written and/or electronic order from a Participant or an Indirect Participant given to the relevant Depositary in accordance with the Applicable Procedures directing such Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be exchanged, (2) a written order directing the Registrar to issue or cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Note shall be registered to effect the exchange referred to above.

                  (i) Book-Entry Interests in Restricted Global Notes to Restricted Definitive Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for a Restricted Definitive Note if the exchange complies with the first paragraph of this Section 2.07(c) and the Principal Paying Agent receives a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof;

         Upon satisfaction of the conditions set forth in this Section 2.07(c)(i), the Principal Paying Agent shall (i) instruct the Custodian or the Common Depositary, as the case may be, to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange,
         (iii) thereafter, return the Global Note to the Custodian or the Common Depositary, as the case may be, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.

         The Company shall issue and, upon receipt of an authentication order in the form of an Officers' Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

                  (ii) Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. A holder of a Book-Entry Interest in an Unrestricted Global Note may exchange such Book-Entry Interest for a Definitive Note that does not bear the Private Placement Legend if the exchange complies with the first paragraph of this Section 2.07(c). Upon satisfaction of the conditions set forth in this Section 2.07(c)(ii), the Principal Paying Agent shall (i) instruct the Custodian or the Common Depositary, as the case may be, to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the exchange, (iii) thereafter, return the Global Note to the Custodian or the Common Depositary, as the case may be, together with all information regarding the Participant accounts to be debited in connection with such exchange and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.

         The Company shall issue and, upon receipt of an authentication order in the form of an Officers' Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

         Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for a Book-Entry Interest in a Restricted Global Note, nor can such Book Entry Interests be transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

         (d).......Transfer and Exchange of Definitive Notes for Definitive
Notes. In all cases in connection with any transfer or exchange of Definitive Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(d). Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(d), the Registrar shall register the transfer or exchange of Definitive Notes.

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder certifies or is deemed to have certified that it is none of (1) a broker-dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
                  144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

                    (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, consisting of the Note duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder or his attorney duly authorized in writing, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (e).......Exchange Offer. (i) Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the Book-Entry Interests in the Restricted Global Notes tendered for acceptance by Persons that certify or are deemed to have certified that (x) they are not broker-dealers that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who certify to the effect set forth in (i) and accepted for exchange in the Exchange Offer.

         In addition, the Principal Paying Agent shall (i) endorse the Schedule to the Unrestricted Global Notes issued pursuant to the preceding paragraph to reflect the principal amount of Restricted Global Notes tendered in the Exchange Offer, (ii) deliver such Unrestricted Global Notes to the Common Depositary,
(iii) instruct the Custodian and the Common Depositary to deliver the relevant Restricted Global Note(s), (iv) endorse the Schedule to such Restricted Global Note(s) to reflect the decrease in principal amount resulting from the Exchange Offer, and (v) thereafter, return the Restricted Global Notes to the Custodian and the Common Depositary, as the case may be, together with all information regarding the Participant accounts to be debited in connection with the Exchange Offer.

         (f).......Cancellation of Global Notes. At such time as all Book-Entry
Interests therein have been exchanged for Definitive Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.12 hereof.

         (g).......General Provisions Relating to all Transfers and Exchanges.

                  (i) Title to Global Notes will pass by delivery. To permit registration of transfers and exchanges of Definitive Notes, the Company shall execute and, upon the Company's order, the Trustee shall authenticate Definitive Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange of any Definitive Note, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange, redemption or purchase pursuant to Sections 2.11, 3.06, 3.07, 3.08, 4.14, 4.16 and
         8.05 hereof).

                  (iii) All Global Notes and Definitive Notes issued upon any transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such transfer or exchange.

                  (iv) The Company shall not be required to register the transfer of any Definitive Notes:

                           (1) for a period of 15 calendar days prior to any
                  date fixed for the redemption of the Notes;

                           (2) for a period of 15 calendar days immediately
                  prior to the date fixed for selection of Notes to be redeemed in part;

                           (3) for a period of 15 calendar days prior to the
                  record date with respect to any interest payment date; or

                           (4) which the holder has tendered (and not withdrawn)
                  for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.

                  (v) Prior to due presentment for the registration of a transfer of any Definitive Note, the Trustee, the Paying Agents, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owners of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, the Paying Agents, the Registrar, any Agent nor the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.08.       REPLACEMENT NOTES.

         If a mutilated Definitive Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Principal Paying Agent or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Company, the Trustee, the Principal Paying Agent (in the case of a Global Note) and/or the Registrar (in the case of a Definitive Note), evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee, the Principal Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive Note) or the Company, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Company, the Principal Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive Note) and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's exceptional out-of-pocket expenses in replacing such Note and the Registrar or Principal Paying Agent, as the case may be, may charge the Company for its expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company.

SECTION 2.09.       OUTSTANDING NOTES.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Article Nine, on or after the date on which the conditions set forth in Article Nine have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

         If the appropriate Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest, Additional Amounts, if any, Additional Interest, if any, and Principal with respect to the Notes payable on that date and is authorized and not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on the Notes shall cease to accrue.

SECTION 2.10.       TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11.       TEMPORARY NOTES.

         In the event that Definitive Notes are to be issued pursuant to Section 2.07(a) hereto, until Definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall upon receipt of a written order of the Company authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.12.       CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, redemption or purchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement, cancellation or purchase and shall dispose of canceled Notes in accordance with its policy of disposal, unless the Company directs the Trustee to return such Notes to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed, paid or purchased, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.       DEFAULTED INTEREST.

         If the Company defaults on a payment of interest, Additional Amounts or Additional Interest on the Notes, it shall pay the defaulted interest, Additional Amounts or Additional Interest, plus (to the extent permitted by law) any interest payable (at the rate borne by the Notes) on the defaulted interest, Additional Amounts or Additional Interest, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, Additional Amounts or Additional Interest, and (b) if a Global Note is still outstanding, to the Holder of such Global Note on such payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder of Definitive Notes, if any, and if any Global Note is still outstanding, to the applicable Depositary, a notice that states the special record date, if any, the payment date and the amount of defaulted interest, Additional Amounts or Additional Interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14.       CUSIP AND ISIN NUMBER; COMMON CODE.

         The Company may use a "CUSIP" number and may use an "ISIN" number and a common code, and if so, such CUSIP or ISIN number and common code shall be included in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number or common code printed in the notice or on the Notes, and that reliance may be placed only on any other identification numbers printed on the Notes. The Company will promptly notify the Trustee, each Paying Agent and the Registrar of any change in the CUSIP or ISIN number and the common code.

SECTION 2.15.       DEPOSIT OF MONEYS; PAYMENTS BY PRINCIPAL PAYING AGENT.

         Prior to 5:00 p.m. London time on the day prior to each Interest Payment Date, Redemption Date or Maturity (unless the Company and the Principal Paying Agent shall agree to another time), the Company shall deposit with the Principal Paying Agent in immediately available funds, an amount in Sterling sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Maturity, as the case may be.

         Principal of, premium, if any, interest, Additional Interest, if any, and Additional Amounts, if any, on any Global Notes shall be payable at the corporate trust office or agency of the Paying Agent in London or Luxembourg maintained for such purposes. The Company shall pay such amounts in Sterling. All payments on the Global Notes shall be made by check or by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by the Holder.

         Principal of, premium, if any, interest, Additional Interest, if any, and Additional Amounts, if any, on any Definitive Notes shall be payable at the corporate trust office or agency of the Registrar maintained for such purposes. In addition, interest on Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for such Definitive Notes. The Company shall pay such amounts with respect to Definitive Notes in Sterling.

SECTION 2.16.       RESTRICTIVE LEGENDS.

         Each Restricted Global Note and Restricted Definitive Note shall bear the following legend (the "Private Placement Legend") on the face thereof unless otherwise agreed to by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

SECTION 2.17.       SUBSTITUTION OF CURRENCY.

         If the United Kingdom adopts the Euro, it will replace Sterling as the legal tender in the United Kingdom and, as provided below, result in the effective redenomination of the Notes into Euros and the regulations of the European Commission relating to the Euro shall apply to the Notes. The circumstances and consequences described in this Section 2.17 entitle neither the Company, the Guarantors nor any Holder to early redemption, rescission, notice or repudiation of the terms and conditions of the Notes or this Indenture or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company or the Guarantors under the Notes and under this Indenture.

         The Company, the Guarantors and the Trustee shall, without the consent of the Holders, on or after the Specified Date (as defined below) make such modifications to the Notes and this Indenture as may be necessary in order to facilitate payment of interest in Euros, redemption of the Notes at the Euro-equivalent of the Sterling principal amount of the Notes and associated reconventioning, renominalisation and related matters as may be proposed by the Company (and confirmed by an independent financial institution approved by the Trustee to be in conformity with then applicable market conventions). For this purpose, "Specified Date" means the date on which the United Kingdom participates in the third stage of European Economic and Monetary Union pursuant to the treaty (the "Treaty") establishing the European Community or otherwise participates in European Economic and Monetary Union in a manner with an effect similar to such third stage.


                                    ARTICLE 3

                                   REDEMPTION


SECTION 3.01.       NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to Section 3.07, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.       SELECTION OF NOTES TO BE REDEEMED.

         In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange or, if the Notes are not then listed on the Luxembourg Stock Exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the procedures of DTC, Euroclear or Cedel, as the case may be); provided, however, that no Notes of a principal amount of (pound)1,000 or less shall be redeemed in part. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SECTION 3.03.       NOTICE OF REDEMPTION.

         The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice. Such notice of redemption shall, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, be published in the Luxembourger Wort or another newspaper having a general circulation in Luxembourg. Notices to Holders of Definitive Notes shall also be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder at its address appearing in the Register. For so long as any of the Notes are represented by the Global Notes, notice to Holders shall (in addition to publication as described above) also be given by substantially concurrent delivery of the relevant notice to DTC, Euroclear and/or Cedelbank (as the case may be) for communication to the holders of the Book-Entry Interests.

         The notice shall identify the Notes to be redeemed (including the CUSIP/ISIN number(s) thereof) and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name, address and telephone number of the Paying
         Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (6) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof equal to (pound)1,000 in principal amount or any integral multiple thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

SECTION 3.04.       EFFECT OF NOTICE OF REDEMPTION.

         Once the notice of redemption described in Section 3.03 is published and delivered or mailed, as the case may be, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of any redeemed Definitive Notes registered on the relevant Record Date.

SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE.

         On or prior to 5:00 p.m., London time, on the Business Day prior to each Redemption Date (unless the Company and the Principal Paying Agent shall agree to another time), the Company shall have deposited with the Principal Paying Agent in immediately available funds Sterling sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

         On and after any Redemption Date, if Sterling sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.13.

SECTION 3.06.       NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.       OPTIONAL REDEMPTION.

         The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Gilt Rate plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

SECTION 3.08.       TAX REDEMPTION.

         (a).......The Notes of any Holder will be subject to redemption as a whole, but not in part, at the option of the Company (a "Tax Redemption") at any time upon not less than 30 nor more than 60 days' notice mailed to such Holder of Notes to be redeemed, at 100% of the principal amount thereof on the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date, in the event the Company or any Guarantor has become or would be obligated to pay, on any date on which any amount would be payable with respect to such Notes or any Guarantee, any Additional Amounts as a result of any change in or amendment to the laws, policies or treaties (including any regulation or ruling promulgated thereunder) of the United States of America or any jurisdiction in which any Guarantor is incorporated (or any prefecture, territory or taxing authority thereof or therein), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws, policies, treaties, rulings or regulations, which change or amendment is announced or becomes effective on of after the Issue Date; provided, however, that (i) no notice or redemption shall be given earlier than 60 days prior to the earliest date on which the Company or such Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, (ii) if the Company elects to exercise its Tax Redemption option, it shall consummate any such Tax Redemption within 180 days following the date on which the amount to which the payment of such Additional Amounts relates would be payable to such Holder and (iii) upon the exercise by the Company of its Tax Redemption option at any time such that, after giving effect to the exercise of such Tax Redemption option, less than a majority of the aggregate principal amount of the Notes originally issued remains outstanding (the "Tax Redemption Offer Triggering Event"), prior to the consummation of such Tax Redemption the Company shall make an offer to purchase from all Holders (the "Tax Redemption Offer"), upon not less than 30 nor more than 60 days' notice, the Notes of such Holders at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (the "Tax Redemption Offer Purchase Price"); provided, further, that, prior to any such Tax Redemption, (i) the Company will deliver to the Trustee a copy of the written opinion of independent counsel to the effect that the Company has or will become obligated to pay Additional Amounts as a result of such change, amendment, administration, application or interpretation and (ii) the Company will use reasonable efforts to cause the reduction or elimination of the obligation to pay any such Additional Amounts.

         (b).......Within 30 days of any Tax Redemption Offer Triggering Event, the Company shall (a) cause a notice of the Tax Redemption Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, (b) cause a notice to be published in a leading Luxembourg newspaper (so long as the Notes are then listed on the Luxembourg Stock Exchange) and (c) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar or the Principal Paying Agent, a notice stating:

                  (i) that the Tax Redemption Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

                  (ii) the Tax Redemption Offer Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Tax Redemption Offer Payment Date"));

                  (iii) that any Note not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Tax Redemption Offer Purchase Price, any Notes accepted for payment pursuant to the Tax Redemption Offer shall cease to accrue interest after the Tax Redemption Offer Payment Date;

                  (v) that Holders accepting the offer to have their Notes purchased pursuant to a Tax Redemption Offer will be required to surrender the Notes to the Principal Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Tax Redemption Offer Payment Date;

                  (vi) that Holders will be entitled to withdraw their acceptance if the Principal Paying Agent receives, not later than the close of business on the third Business Day preceding the Tax Redemption Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (viii) any other procedures that a Holder must follow to accept a Tax Redemption Offer or effect withdrawal of such acceptance; and

                  (ix) the name and address of the Principal Paying Agent.

On the Tax Redemption Offer Payment Date, the Company shall, to the extent lawful,

                  (i) accept for payment Notes or portions thereof properly tendered pursuant to the Tax Redemption Offer,

                  (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered, and

                  (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

The Principal Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of (pound)1,000 and integral multiples thereof.


                                    ARTICLE 4

                                    COVENANTS


SECTION 4.01.       PAYMENT OF NOTES.

         The Company will pay the principal, premium, if any, interest (including all Additional Interest as provided in the Registration Rights Agreement) and Additional Amounts (if any) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date Sterling designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         The Company will pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.13.

SECTION 4.02.       PROVISION OF FINANCIAL STATEMENTS .

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

SECTION 4.03.       WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company and the Guarantors each covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, interest, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantors each hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.       STATEMENT BY OFFICERS.

         Within 120 days after the close of each fiscal year, the Company will file with the Trustee a brief certificate from the chief executive officer, chief financial officer or treasurer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 4.05.       CORPORATE EXISTENCE.

         Subject to Article Five hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and each Guarantor; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business and its Guarantors as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.06.       MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the offices and agencies specified in
Section 2.03 as well as an agent for receipt of service of legal process (which may be the Company itself), which agent shall have an office located in the State of New York.

SECTION 4.07.       COMPLIANCE WITH LAWS.

         The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.08.       MAINTENANCE OF PROPERTIES AND INSURANCE.

         The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

SECTION 4.09.       PAYMENT OF TAXES AND OTHER CLAIMS; ADDITIONAL AMOUNTS.

         (a) The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary shown to be due on any return of the Company or any Restricted Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Restricted Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be incurred under
Section 4.13, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP consistently applied.

         (b) (i) All payments made by the Company or any Guarantor under or with respect to the Notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of the United States of America or of any state, prefecture or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless the Company or such Guarantor is required to withhold or deduct Taxes by law, regulation or governmental policy or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Guarantee, the Company or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder and no reimbursement shall be made to a Holder for Taxes paid by such Holder (each such Holder, an "Excluded Holder") with respect to any Tax imposed, levied, payable or due (i) by reason of the Holder's or beneficial owner's present or former connection with the United States of America or any other jurisdiction in which any Guarantor is incorporated or any prefecture or territory thereof, other than through the mere receipt or holding of Notes or by reason of the receipt of payments thereunder;
(ii) by reason of the failure of the Holder or beneficial owner of Notes to satisfy any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or (iii) by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment more than 30 days after the date such payment became due and payable or was duly provided for under the terms of the Notes, whichever is later. The obligation of the Company or such Guarantor to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to: (x) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (y) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes or any Guarantee; or (z) Taxes imposed on or with respect to any payment by the Company or such Guarantor to the Holder or beneficial owner if such Holder or beneficial owner is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such Note. The Company or such Guarantor will also (i) make such withholding or deduction compelled by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or such Guarantor will, upon written request of a Holder, furnish to each such Holder certified copies of tax receipts evidencing the payment of any Taxes by the Company or such Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Guarantor, within 60 days after the later of the date of receipt of such written request and the date of receipt of such evidence. If notwithstanding the Company's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, the Company or such Guarantor will promptly provide such Holder with other evidence reasonably satisfactory to such Holder of such payments by the Company or such Guarantor. If the Company conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the United States of America, or if any Guarantor conducts business in any Taxing Jurisdiction other than the jurisdiction under which such Guarantor is incorporated, in a manner which causes Holders to be liable for taxes on payments under the Notes or any Guarantee for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the Notes described above shall be considered to apply to such Holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to Excluded Holder shall be deemed to include Holders or beneficial owners having a present or former connection with such Taxing Jurisdiction or any state, prefecture or territory thereof. The Company or such Guarantor will, upon written request of any Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and
(ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) and paid by such Holder so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed. Neither the Company nor any Guarantor will take any action or fail to act in any manner which will have the effect of requiring the payment of any Additional Amounts such that the Company may exercise its option to effect a Tax Redemption; provided, however, that the Company and its Subsidiaries will not be required to change their jurisdiction or alter their operations in any manner and will not be required to take any other unreasonable act thereunder.

         (ii) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Company or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.10.       LIMITATION ON INDEBTEDNESS.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), except that the Company and any Guarantor may Incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is equal to at least 2.00:1.00.

         (b) The foregoing limitation will not apply to the Incurrence of any of the following (collectively "Permitted Indebtedness"):

                  (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1.0 billion, minus the amount of any repayment of such Indebtedness under the Credit Agreement pursuant to Section 4.10, and (y) the Borrowing Base;

                  (ii) Indebtedness of the Company pursuant to the Notes outstanding on the Issue Date and other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under the Credit Agreement);

                  (iii) Indebtedness of any Guarantor pursuant to a Guarantee;

                  (iv) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit F and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

                  (v) Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit F and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further that
         (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Restricted Subsidiary which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

                  (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 4.15 of this Indenture;

                  (vii) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business (and not for speculative purposes) designed to protect against fluctuations in: (x) interest rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, as long as such obligations at the time Incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such Incurrence, (y) currencies or (z) commodities;

                  (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

                  (ix) Indebtedness, in addition to that described in clauses
         (i) through (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75.0 million outstanding at any one time in the aggregate.

SECTION 4.11.       LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

                  (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

                  (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

                  (vi) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions contained in Section 4.10; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture does not exceed the sum of:

                  (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on December 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

                  (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below); plus

                  (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; plus

                  (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from debt securities or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; plus

                  (E) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; plus

                  (F) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.19, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); plus

                  (G) $50.0 million; minus

                  (H) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.19.

         (b) Notwithstanding the foregoing, and in the case of clauses (ii),
(iii) and (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iv) being referred to as a "Permitted Payment"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section
         4.11 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section 4.11;

                  (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege or in which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 4.11;

                  (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 4.11;

                  (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

SECTION 4.12.       LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company, and (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25.0 million, the Company delivers to the Trustee an opinion of either an independent investment banking firm of national standing in the United States or an independent public accounting firm of national standing in the United States, stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company).

SECTION 4.13.       LIMITATIONS ON LIENS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, except if the Notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

                  (a) any Lien existing as of the date of this Indenture;

                  (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or (9) standard custodial, bailee or depository arrangements (including (x) in respect of deposit accounts with banks and other financial institutions and (y) standard customer agreements in respect of accounts for the purchase and sale of securities and other property with brokerage firms or other types of financial institutions);

                  (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Indebtedness outstanding under the Credit Agreement;

                  (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 4.10; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

                  (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of security is not increased thereby.

SECTION 4.14.       LIMITATION ON SALE OF ASSETS.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (other than an Asset Swap permitted by clause (g) below of this Section 4.14) unless (i) at least 75% of the proceeds from such Asset Sale are received in cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed cash for purposes of this Section 4.14, and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a board resolution).

         (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of such secured Indebtedness or if no such secured Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries as existing at such time or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds equals $10.0 million or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of (pound)1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

         (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of (pound)1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

         (e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

         (f) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture) as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Notes than those existing on the date of this Indenture that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

         (g) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company which determination shall include a determination that the Fair Market Value of the assets being received in such swap are at least equal to the Fair Market Value of the assets being swapped and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20.0 million, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing or an independent public accounting firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (h) Subject to paragraphs (c) and (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at its address appearing in the Register, in the case of Definitive Notes, or the books and records of the Principal Paying Agent, in the case of Global Notes, a notice stating or including:

                  (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Notes at the Offered Price;

                  (2) the Offer Date;

                  (3) the instructions a Holder must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section; and

                  (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.02), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision.

         (i) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.14 if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be (pound)1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which its election is to be withdrawn, (4) a statement that such Holder is withdrawing its election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be (pound)1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

         (j) The Company shall (i) not later than the Offer Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Company) an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company.

         Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offering Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

         (k) Notes to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Notes shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Notes, registered as such on the relevant record dates according to the terms and the provisions of Section 2.04 of this Indenture; provided, further, that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of (pound)1,000 or integral multiples thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the note registrar designated pursuant to Section 2.03 of this Indenture or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

SECTION 4.15.       LIMITATION ON GUARANTEES BY RESTRICTED SUBSIDIARIES.

         In the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the Issue Date that is not a Guarantor and causes or permits such Restricted Subsidiary to, directly or indirectly, guarantee the payment of any Indebtedness ("Other Indebtedness") of the Company or any Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Other Indebtedness, then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Notes or the Guarantees of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantees of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be).

         If the Notes are defeased in accordance with the terms of Article Nine of this Indenture, or if, subject to the requirements of Article Five of this Indenture, all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.14 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with
Section 4.14 and within the time limits specified by such Section, then such Guarantor or the Guarantors, as the case may be (in the event of a defeasance of the Notes or sale or other disposition of all of the Capital Stock of such Guarantor), or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of this Indenture and the Notes.

         Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 4.19 shall upon such Designation be released and discharged of its Guarantee obligations in respect of this Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to
Section 4.19 will be required to become a Guarantor in accordance with Article Ten. In the case where a Guarantor is released and discharged of its Guarantee, the Company will, if listed on the Luxembourg Stock Exchange, inform the Luxembourg Stock Exchange and notify Holders in accordance with Section 10.02.

         In addition, a Guarantee of a Guarantor shall be released upon the sale or transfer of all or substantially all of the assets or all of the Capital Stock of such Guarantor; provided, that either (i) such sale or transfer complies with the provisions set forth in Section 4.14 or (ii) such sale or transfer need not comply with the provisions set forth in Section 4.14 because the assets or Capital Stock so sold or transferred does not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

SECTION 4.16.       PURCHASE OF NOTES UPON A CHANGE OF CONTROL.

         (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of (pound)1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in subsection (b) of this Section (the "Change of Control Offer") and in accordance with the procedures set forth in subsections (b), (c),
(d) and (e) of this Section.

         (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof, give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the Register, in the case of Definitive Notes, or in the books and records of the Principal Paying Agent, in the case of Global Notes and publish such notice in a leading Luxembourg newspaper, if the Company is then listed on the Luxembourg Stock Exchange stating or including:

                  (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

                  (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

                  (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 4.19), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

                  (4) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                  (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                  (6) the Change of Control Purchase Price;

                  (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 2.03;

                  (8) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 2.03 to collect payment;

                  (9) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                  (10) the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

                  (11) that any Note not tendered will continue to accrue interest; and

                  (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

         (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes registered as such on the relevant record dates according to the terms and the provisions of Section 2.04. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the note registrar designated pursuant to Section 2.03 or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

         (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 5:00 p.m. (London time) on the day preceding Change of Control Purchase Date (unless the Company and the Principal Paying Agent agree to a different time), deposit with the Principal Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.16, the Company shall choose a Paying Agent which shall not be the Company.

         (e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 2.03 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

                  (1) the name of the Holder;

                  (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                  (3) the principal amount of the Note (which shall be (pound)1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

                  (4) the principal amount, if any, of such Note (which shall be (pound)1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

         (f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

         (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

         (h) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

SECTION 4.17.       LIMITATION ON RESTRICTED SUBSIDIARY CAPITAL STOCK.

         The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person, provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C), and (iii) Capital Stock issued or sold by a Restricted Subsidiary where, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

SECTION 4.18. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in this Indenture shall in any event be permitted hereunder); and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 4.14 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

SECTION 4.19.       DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

         The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of Section 4.10(a); and

                  (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.11(a) above in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

         Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

         All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.20.       [INTENTIONALLY OMITTED]

SECTION 4.21.       WAIVER OF CERTAIN COVENANTS.

         The Company may omit in a particular instance to comply with any covenant or condition set forth in Sections 4.01 through 4.21, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding or shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.22. LIMITATION OF APPLICABILITY OF CERTAIN COVENANTS IF NOTES RATED INVESTMENT GRADE.

         Notwithstanding the foregoing, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this Indenture described in Sections 4.10, 4.11, 4.12, 4.17, 4.18, 4.19 and 5.01(a)(iv) will terminate and cease to have any further effect from and after the first date when the Notes are rated Investment Grade.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


SECTION 5.01. COMPANY OR ANY GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) the Company shall be the continuing corporation, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Supplemental Indenture shall remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under Section 4.10 (other than Permitted Indebtedness);

                  (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes;

                  (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.13 are complied with; and

                  (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the Indenture and this Indenture and that all conditions precedent therein or herein provided for relating to such transaction have been complied with.

         (b) Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

                  (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture;

                  (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) such Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture and this Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this Section 5.01(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 4.14) with respect to any Guarantor (i) if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the last sentence of Section 4.15 or
(ii) if such transaction need not comply with the provisions set forth in
Section 4.14 because the properties or assets so sold, assigned, conveyed, transferred, leased or otherwise disposed of do not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

SECTION 5.02.       SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor (except, in the case of a Guarantor, pursuant to a transaction set forth in the last paragraph of Section 5.01(b)) in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Notes and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Notes and/or in the Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


SECTION 6.01.       EVENTS OF DEFAULT.

         Whenever used herein or in the Indenture, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of this Article Six or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a) or (b) or in clauses (ii), (iii) and (iv) of this clause
         (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (ii) there shall be a default in the performance or breach of the provisions of Article Five; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of
         Section 4.14; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.16;

                  (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

                  (f) one or more judgments, orders or decrees for the payment of money in excess of $15.0 million either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) any holder or holders of at least $10.0 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                  (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (i) (i) the Company, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,
         (ii) the Company, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

         The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Sections 6.01(h) and (i)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes). If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all sums paid or advanced by the Trustee under
                  Section 7.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                           (ii) all overdue interest on all Notes, and

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Notes;

                  (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.03; and

                  (c) the rescission will not conflict with any judgment or decree.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 6.03.       WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

         Subject to Sections 2.10 and 6.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and
(b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in
Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this
Section 6.03 shall be in lieu of ss. 316(a)(1)(B) of the TIA and ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.04.       CONTROL BY MAJORITY.

         Subject to Section 2.10, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory against any loss or expense caused by taking such action or following such direction. This Section 6.04 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.05.       LIMITATION ON SUITS.

         Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

                  (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.06.       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.07.       COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.08.       TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.09.       PRIORITIES.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  FOURTH: to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date (in the case of Definitive Notes) and payment date for any payment to Holders pursuant to this Section 6.09.

SECTION 6.10.       UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.01.       DUTIES OF TRUSTEE.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine those certificates and opinions specifically required herein to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.                  RIGHTS OF TRUSTEE.

         Subject to Section 7.01 hereof:

                  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
         Section 11.05 hereof. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a request or order of the Company in writing and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default of Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.       TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company' use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.       NOTICE OF DEFAULTS.

         If a Default or an Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06.       REPORTS BY TRUSTEE TO HOLDERS.

         If required by TIA Section 313(a), within 60 days after September 15 of any year, commencing the September 15 following the date of this Indenture, the Trustee shall deliver to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

         Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all Holders of Definitive Notes, as the names and addresses of such Holders appear in the Register;

                  (2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                  (3) the Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

SECTION 7.07.       COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Company shall fully indemnify each of the Trustee and any predecessor Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability claim, damage or expense (including reasonable fees and expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except for such loss as determined by a court of competent jurisdiction to have been caused by the negligence, bad faith or willful misconduct on their part. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.       REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.       SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article Seven, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign promptly in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligors of the Notes.

SECTION 7.12.       TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES


SECTION 8.01.       SUPPLEMENTAL INDENTURES AND AGREEMENTS WITHOUT CONSENT OF
                    HOLDERS.

         Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a board resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Notes and in any Guarantee;

                  (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

                  (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 8.03 or otherwise;

                  (e) to add a Guarantor pursuant to the requirements of Section 4.15;

                  (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

                  (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

SECTION 8.02.       SUPPLEMENTAL INDENTURES AND AGREEMENTS WITH CONSENT OF
                    HOLDERS.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a board resolution, and the Trustee, may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date thereof);

                  (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 4.14 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.16, including amending, changing or modifying any definitions with respect thereto;

                  (c) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

                  (d) modify any of the provisions of this Section 8.02, Section
         4.21 or Section 6.03, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (e) except as otherwise permitted under Article Five, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

                  (f) amend or modify any of the provisions of this Indenture to cause the Notes or any Guarantee to be subordinate to any other Indebtedness.

         Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of a board resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

         It shall not be necessary for any act of Holders under this Section
8.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such act shall approve the substance thereof.

SECTION 8.03.       COMPLIANCE WITH TIA.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.       REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (f) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 8.05.       NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

SECTION 8.06.       TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.       SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                           (1) all the Notes theretofore authenticated and
                  delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 or (ii) all Notes for whose payment in Sterling have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.05) have been delivered to the Trustee cancelled or for cancellation; or

                           (2) all such Notes not theretofore delivered to the
                  Trustee canceled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust for such purpose an amount in Sterling sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee canceled or for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

                  (b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Guarantor; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

         Opinions of Counsel required to be delivered under this Section 9.01 may have qualifications customary for opinions of the type required and counsel delivering such opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if Sterling shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section 9.01, the obligations of the Trustee under
Section 2.05 and Section 9.02 of the Indenture shall survive.

SECTION 9.02.       APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 2.05, all Sterling deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such Sterling have been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law or GAAP.

SECTION 9.03.       TERMINATION OF THE COMPANY'S OBLIGATION.

         The Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate its and its Restricted Subsidiaries' substantive obligations in respect of Article Four of this Indenture (other than Sections 4.01, 4.02, 4.04 and 4.06), Article Five hereof and Article Nine hereof (other than Sections 9.01, 9.02 and 9.03) and any Event of Default specified in Section 6.01(c) or (d) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement for the benefit of the Holders, cash in Sterling or United Kingdom Government Obligations (or a combination thereof) sufficient in the opinion of an internationally recognized firm of independent public accountants (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee opinions of counsel in the United States and the United Kingdom reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes or United Kingdom income tax purposes as a result of such termination and will be subject to United States federal income tax and United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case if such termination had not occurred,
(iii) delivering to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others, (iv) delivering to the Trustee Opinions of Counsel to the effect that
(A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (v) delivering to the Trustee Opinions of Counsel to the effect that the Company's exercise of its option under this
Section 9.03 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (vi) delivering to the Trustee an Officers' Certificate and Opinions of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, cash in Sterling or United Kingdom Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for United States federal income tax and United Kingdom income tax purposes as a result of such termination and will be subject to United States federal income tax and United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case had such termination not occurred, (iv) delivering to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others, (v) delivering to the Trustee Opinions of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vi) delivering to the Trustee Opinions of Counsel to the effect that the Company's exercise of its option under this Section 9.03 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (vii) delivering to the Trustee an Officers' Certificate and Opinions of Counsel each stating compliance with all conditions precedent provided for herein.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.07, 2.08, 2.11, 2.13, 4.01, 4.06, 6.01, 7.07, 7.08, 9.02 and
9.05 of this Indenture shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 9.02, 9.05 and 9.06 of this Indenture shall survive.

         After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, this Indenture except for those surviving obligations specified above.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United Kingdom Government Obligations deposited pursuant to this Section 9.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.04.       APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or United Kingdom Government Obligations deposited with it pursuant to Section 9.03, and shall apply the deposited money and the proceeds from United Kingdom Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

SECTION 9.05.       REPAYMENT TO COMPANY.

         Subject to 7.07 and 9.03, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and London, England or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06.       REINSTATEMENT.

         If the Trustee is unable to apply any money or United Kingdom Government Obligations in accordance with Section 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.03 until such time as the Trustee is permitted to apply all such money or United Kingdom Government Obligations in accordance with
Section 9.03; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United Kingdom Government Obligations held by the Trustee.


                                   ARTICLE 10

                                   GUARANTEES


SECTION 10.01.      GUARANTORS' GUARANTEE.

         For value received, each of the Guarantors, in accordance with this Article Ten, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

SECTION 10.02.      CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT
                    OBLIGATION.

         (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Five. Without limiting the generality of the foregoing, each of the Guarantors' liability shall-extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

         (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in Sterling.

         (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Notes.

         (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 4.15.

         (e) Except as provided herein, the provisions of this Article Ten cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

SECTION 10.03.      GUARANTEE ABSOLUTE.

         The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                  (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Notes, or any agreement or instrument relating to either of the foregoing;

                  (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

                  (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

                  (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

                  (e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                  (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

                  (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

                  (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

                  (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

                  (j) the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

                  (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

                  (l) the sale of the Company's or any Guarantor's business or any part thereof;

                  (m) subject to Section 10.14, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor;

                  (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

                  (o) subject to Section 10.14, any arrangement or plan of reorganization affecting the Company or any Guarantor;

                  (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

                  (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

SECTION 10.04.      RIGHT TO DEMAND FULL PERFORMANCE.

         In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

SECTION 10.05.      WAIVERS.

         (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

         (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

                  (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

                  (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

SECTION 10.06. THE GUARANTORS REMAIN OBLIGATED IN EVENT THE COMPANY IS NO LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS.

         It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Ten shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 9.01 shall apply to the Notes and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

SECTION 10.07.      FRAUDULENT CONVEYANCE; SUBROGATION.

         (a) Any term or provision of this Guarantee to the contrary notwithstanding, (i) the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (ii) with respect to the liability of Canandaigua B.V. only, the liability of Canandaigua B.V. under its Guarantee shall not exceed the net intrinsic value of Canandaigua B.V. without leaving the other creditors of Canandaigua B.V. unpaid.

         (b) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten.

SECTION 10.08.      GUARANTEE IS ADDITIONAL TO OTHER SECURITY.

         This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

SECTION 10.09.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 10.10.      NO BAR TO FURTHER ACTIONS.

         Except as provided by law, no action or proceeding brought or instituted under Article Ten and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article Ten and the Guarantee by reason of any further default or defaults under this Article Ten and the Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

SECTION 10.11. FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A WAIVER; NO SUSPENSION OF REMEDIES.

         (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Ten and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

         (b) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law.

SECTION 10.12.      TRUSTEE'S DUTIES; NOTICE TO TRUSTEE.

         (a) Any provision in this Article Ten or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence or willful misconduct.

         (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

SECTION 10.13.      SUCCESSORS AND ASSIGNS.

         All terms, agreements and conditions of this Article Ten shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Five.

SECTION 10.14.      RELEASE OF GUARANTEE.

         Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Ten. Upon the delivery by the Company to the Trustee of an Officer's Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

         This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in
Section 4.15.

SECTION 10.15.      EXECUTION OF GUARANTEE.

         To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Exhibit C hereto, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by one if its Officers, or one of its other officers (or officer's of the Company) or any other person (through power of attorney or otherwise) in each case duly authorized by such Guarantor's board of directors. The signature of any of these officers on the Notes may be manual or facsimile.


                                   ARTICLE 11

                                  MISCELLANEOUS


SECTION 11.01.      TIA CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.      NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

                 Canandaigua Brands, Inc.
                 300 WillowBrook Office Park
                 Fairport, New York  14450
                 Attention:  Robert Sands, Executive
                   Vice President and General Counsel
                 Fax:  (716) 218-2160

         Copy to:

                 McDermott Will & Emery
                 227 West Monroe Street
                 Chicago, Illinois  60606
                 Attention:  Bernard Kramer, Esq.
                 Fax:  (312) 984-7700

         If to the Trustee:

                  Harris Trust and Savings Bank
                  311 West Monroe Street
                  Chicago, Illinois  60690
                  Attention:  Daniel G. Donovan
                  Fax:  (312) 461-3525

         The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         All notices to the Holders will be valid if (i) (A) so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in the Luxemburger Wort or another newspaper having general circulation in Luxembourg and (B) (in addition to publication as described above) also given by substantially concurrent delivery of the relevant notice to DTC, Euroclear and/or Cedelbank (as the case may be) for communication to the holders of the Book-Entry Interests, or (ii) in the case of a Holder of a Definitive Registered Note, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), mailed to such Holders by first-class mail at their respective addresses as they appear in the Register (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall require, published in a newspaper having general circulation in Luxembourg). If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Registrar and each Agent at the same time. To the extent required by the Trust Indenture Act, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

         Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.      COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.      STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

         Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

SECTION 11.06.      RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.      BUSINESS DAYS; LEGAL HOLIDAYS.

         A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a governmentally-recognized holiday or a day on which banking institutions are not required to be open in such place. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.      GOVERNING LAW.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 11.09.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture except as expressly provided herein.

SECTION 11.10.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11.      SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.12.      MULTIPLE COUNTERPARTS.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.13.      TABLE OF CONTENTS, HEADINGS, ETC.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.      SEPARABILITY.

         Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15.      BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                             CANANDAIGUA BRANDS, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Senior Vice President and Chief
                                         Financial Officer


                             BATAVIA WINE CELLARS, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Treasurer


                             BARTON INCORPORATED


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON BRANDS, LTD.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON BEERS, LTD.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON BRANDS OF CALIFORNIA, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON BRANDS OF GEORGIA, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON DISTILLERS IMPORT CORP.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             BARTON FINANCIAL CORPORATION


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             STEVENS POINT BEVERAGE CO.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             CANANDAIGUA LIMITED


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Finance Director


                             MONARCH IMPORT COMPANY


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             CANANDAIGUA WINE COMPANY, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Treasurer


                             THE VIKING DISTILLERY, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             CANANDAIGUA EUROPE LIMITED


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Treasurer


                             ROBERTS TRADING CORP.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: President and Treasurer


                             POLYPHENOLICS, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             FRANCISCAN VINEYARDS, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             ALLBERRY, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             CLOUD PEAK CORPORATION


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             M.J. LEWIS CORP.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             MT. VEEDER CORPORATION


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             SCV-EPI VINEYARDS, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             SIMI WINERY, INC.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President and Treasurer


                             CANANDAIGUA B.V.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Authorized Representative


                             BARTON CANADA, LTD.


                             By:  /s/ Thomas S. Summer
                                  ------------------------------------
                                  Name:  Thomas S. Summer
                                  Title: Vice President


                             HARRIS TRUST AND SAVINGS BANK,
                                 as Trustee


                             By:  /s/ D.G. Donovan
                                  ------------------------------------
                                  Name:  D.G. Donovan
                                  Title: Assistant Vice President

                                                                       EXHIBIT A


                                                              [CUSIP/ISIN No.: ]


                                 {Face of Note}

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [ ], OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.01 AND 2.07 OF THE INDENTURE.<F1>

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.<F2>

                            CANANDAIGUA BRANDS, INC.

                                 ---------------

                           8 1/2% SENIOR NOTE DUE 2009

                                                                [CUSIP/ISIN] NO.

No.                                                                     (pound)

         CANANDAIGUA BRANDS, INC., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or
registered assigns, the principal sum of       United Kingdom pounds sterling on
November 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from November 17, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15, in each year, commencing May 15, 2000, at the rate of

-------------------


<F1> Include this legend on any Global Security.

<F2> Include this legend on any Global Security issued to Cede & Co. as nominee of The Depository Trust Company.

8 1/2% per annum, in United Kingdom pounds sterling, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company, (i) in the case of a Global Note, by wire or book entry transfer to the Depository Trust Company, Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System or Cedelbank, societe anonyme or their respective nominees, or (ii) in all other cases, by check mailed to the address of the Person entitled thereto as such address shall appear on the Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Ten of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:
                                       CANANDAIGUA BRANDS, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the 8 1/2% Senior Notes due 2009 referred to in the within-mentioned Indenture.

                                       As Trustee, Harris Trust and Savings Bank


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                {Reverse of Note}

                            CANANDAIGUA BRANDS, INC.

                           8 1/2% SENIOR NOTE DUE 2009


         This Note is one of a duly authorized issue of Notes of the Company designated as its 8 1/2% Senior Notes due 2009 (herein called the "Notes"), limited in aggregate principal amount to (pound)150,000,000, issued under an indenture (the "Indenture") dated as of November 17, 1999, among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes or (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

         The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Gilt Rate plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

         Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's Notes in an amount of (pound)1,000 or integral multiples of (pound)1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

         Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay secured Indebtedness or invested in properties or assets used in the businesses of the Company or reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Notes and certain indebtedness ranking pari passu to the Notes.

         The Notes of any Holder will be subject to a Tax Redemption at 100% of the principal amount thereof on the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date under the circumstances and subject to the limitations described in the Indenture.

         In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the redemption date will be available to the Holders of such Notes of record as of the close of business on the relevant regular record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

         In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Guarantors and the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 8 1/2% Senior Notes due 2009 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.<F3>

         This Global Note will be exchangeable for Definitive Notes only (i) (in whole but not in part) if either DTC, the Euroclear or Cedelbank is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available, or (ii) (in part) if an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to DTC, Euroclear and/or Cedelbank, the Trustee, the Common Depositary or the Custodian by the owner of a Book-Entry Interest (as defined in the Indenture),
(iii) (in whole but not in part) if at any time the Company in its sole discretion determines that this Global Note should be exchanged for Definitive Notes or (iv) (in whole but not in part) if either the Custodian or the Common Depositary is at any time unwilling or unable to continue as the Common Depositary or the Custodian, as the case may be, and a successor Common Depositary or Custodian, as the case may be, is not able to be appointed by the Company within 90 days. Thereupon (in the case of (i), (ii) and (iv) above, the

-------------------

<F3> Include this paragraph in any Restricted Global Notes.

holder of this Global Note (acting on the instructions of (a) holder(s) of (a) Book-Entry Interest(s) may give notice to the Company and (in the case of (iii) above) the Company may give notice to the Trustee and the Holders, of its intention to exchange this Global Note for Definitive Notes on or after the Exchange Date (as defined below).

         On or after the Exchange Date the holder of this Global Note may or, in the case of (iii) above, shall surrender this Global Security to or to the order of the Principal Paying Agent. In exchange for this Global Security the Company will deliver, or procure the delivery of, Definitive Notes in registered form in denominations of (pound)1,000 each or any integral multiple thereof in exchange for the whole or, in the case of (ii) above, the relevant part of this Global
Note).

         "Exchange Date" means a day specified in the notice requiring exchange falling not more than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and in the city in which the relevant clearing system is located.

         Upon (i) any exchange of a part of the 144A/Regulation S/Unrestricted Global Note for a part of this Global Note or (ii) any exchange of a part of this Global Note for a part of the 144A/Regulation S/Unrestricted Global Note or
(iii) any exchange of a part of this Global Note for Definitive Notes or (iv) the purchase by or on behalf of the Company, or any Subsidiary of the Company and cancellation of a part of this Global Note in accordance with the Section
2.12 of the Indenture, the portion of the principal amount hereof so exchanged or so purchased and canceled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Company on Part II of the Schedule hereto, whereupon the principal amount of this Global Note shall be reduced by the principal amount so exchanged or so purchased and canceled and endorsed. Upon the exchange of the whole of this Global Note for Definitive [or for an Unrestricted Global Note] this Global Note shall be surrendered to or to the order of the Principal Paying Agent and canceled and, if the holder of this Global Note requests, returned to it together with any relevant Definitive Notes [or Unrestricted Global Note, as the case may be].

         The Notes in certificated form are issuable only in registered form without coupons in denominations of (pound)1,000 and any integral multiple thereof.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                             FORM OF TRANSFER NOTICE
                             -----------------------

I or we assign and transfer this Note to:


Please insert social security or other identifying number of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Print or type name, address and zip code of assignee and irrevocably appoint

                   (Agent), to transfer this Note on the books of the Company.
-------------------
The Agent may substitute another to act for him.

Dated                                    Signed
     -------------------------------           ---------------------------------

(Sign exactly as name appears on the other side of this Note)

{Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15}

                                  THE SCHEDULES

                                     PART I

                   PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this Global Note have been made:


                                                                    Remaining principal
                                                                    amount of this                 Notation
                                                                    Global                         made on
Date         Interest          Premium            Principal         Note following                 behalf of
made         paid              paid               paid              such payment                   the Company
              (pound)          (pound)              (pound)               (pound)

----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------
----         ---------         -----------        ---------         -------------------            -----------

                                     PART II

                                    EXCHANGES
                         AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of the 144A/Regulation S/Unrestricted Global Note for a like part of this Global Note [, of this Global Note for a like part of the [144A/Regulation S/Unrestricted] Global Note/ of this Global Note for a part of a Series B Global Note] and of this Global Note for Definitive Notes and purchases and cancellations of a part of this Global Note have been made:

              Part of principal
              amount of the
              144A/Regulation
              S/Unrestricted
              Global Note
              exchanged
              for a like part
              of this
              Global Note
              or vice versa or of
              this Global Note               Part of
              for a like part of             principal
              a Series B                     amount of             Aggregate principal
              Global Note or                 this                  amount of this                        Notation
              of this Global                 Global Note           Global Note                           made on
Date          Note for Definitive            purchased             following such exchange or            behalf of
made          Notes                          and canceled          purchase and cancellation             the Company

                   (pound)                      (pound)                        (pound)                       (pound)


-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------

-------       --------------------------    -------------          ------------------------             -------------------


                                                                       EXHIBIT B
                                                                       ---------

                                 {Face of Note}

                            CANANDAIGUA BRANDS, INC.

                                 ---------------

                           8 1/2% SENIOR NOTE DUE 2009

                                                                [CUSIP/ISIN] NO.

No.                                                                     (pound)

         CANANDAIGUA BRANDS, INC., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of United Kingdom pounds sterling on November 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from November 17, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15, in each year, commencing May 15, 2000, at the rate of 8 1/2% per annum, in United Kingdom pounds sterling, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company, (i) in the case of a Global Note, by wire or book entry transfer to the Depository Trust Company, Morgan Guaranty Trust Company of New York, as operator of the Euroclear system or Cedelbank, societe anonyme, or their respective nominees, or (ii) in all other cases, by check mailed to the address of the Person entitled thereto as such address shall appear on the Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Ten of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:
                                       CANANDAIGUA BRANDS, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


Attest:

----------------------------------
Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the 8 1/2% Senior Notes due 2009 referred to in the within-mentioned Indenture.

                                       As Trustee, Harris Trust and Savings Bank


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                {Reverse of Note}

                            CANANDAIGUA BRANDS, INC.

                           8 1/2% SENIOR NOTE DUE 2009


         This Note is one of a duly authorized issue of Notes of the Company designated as its 8 1/2% Senior Notes due 2009 (herein called the "Notes"), limited in aggregate principal amount to (pound)150,000,000, issued under an indenture (the "Indenture") dated as of November 17, 1999, among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes or (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

         The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Gilt Rate plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

         Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's Notes in an amount of (pound)1,000 or integral multiples of (pound)1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

         Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay secured Indebtedness or invested in properties or assets used in the businesses of the Company or reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Notes and certain indebtedness ranking pari passu to the Notes.

         The Notes of any Holder will be subject to a Tax Redemption at 100% of the principal amount thereof on the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date under the circumstances and subject to the limitations described in the Indenture.

         In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the redemption date will be available to the Holders of such Notes of record as of the close of business on the relevant regular record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

         In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Guarantors and the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 8 1/2% Senior Subordinated Notes due 2009 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.<F1>

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

-------------------

<F1> Include this paragraph only in Restricted Global Notes.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                             FORM OF TRANSFER NOTICE
                             -----------------------

I or we assign and transfer this Note to:


Please insert social security or other identifying number of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Print or type name, address and zip code of assignee and irrevocably appoint

------------------ (Agent), to transfer this Note on the books of the Company.

 The Agent may substitute another to act for him.

Dated                                        Signed
     ---------------------------------------        ----------------------------

(Sign exactly as name appears on the other side of this Note)

{Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15}

                                                                       EXHIBIT C
                                                                       ---------

                                   GUARANTEES
                                   ----------

         For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Ten of the Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Note.

Dated:
      -----------------------------
                                       BATAVIA WINE CELLARS, INC.




                                       By:
                                          --------------------------------------


                                       BARTON INCORPORATED




                                       By:
                                          --------------------------------------



                                       BARTON BRANDS, LTD.




                                       By:
                                          --------------------------------------



                                       BARTON BEERS, LTD.




                                       By:
                                          --------------------------------------



                                       BARTON BRANDS OF CALIFORNIA, INC.




                                       By:
                                          --------------------------------------



                                       BARTON BRANDS OF GEORGIA, INC.




                                       By:
                                          --------------------------------------



                                       BARTON DISTILLERS IMPORT CORP.




                                       By:
                                          --------------------------------------



                                       THE VIKING DISTILLERY, INC.




                                       By:
                                          --------------------------------------



                                       BARTON FINANCIAL CORPORATION




                                       By:
                                          --------------------------------------



                                       STEVENS POINT BEVERAGE CO.




                                       By:
                                          --------------------------------------



                                       CANANDAIGUA LIMITED




                                       By:
                                          --------------------------------------



                                       MONARCH IMPORT COMPANY




                                       By:
                                          --------------------------------------



                                       CANANDAIGUA WINE COMPANY, INC.




                                       By:
                                          --------------------------------------



                                       CANANDAIGUA EUROPE LIMITED




                                       By:
                                          --------------------------------------



                                       ROBERTS TRADING CORP.




                                       By:
                                          --------------------------------------



                                       POLYPHENOLICS, INC.




                                       By:
                                          --------------------------------------



                                       FRANCISCAN VINEYARDS, INC.




                                       By:
                                          --------------------------------------



                                       ALLBERRY, INC.




                                       By:
                                          --------------------------------------



                                       CLOUD PEAK CORPORATION




                                       By:
                                          --------------------------------------



                                       M.J. LEWIS CORP.




                                       By:
                                          --------------------------------------



                                       MT. VEEDER CORPORATION




                                       By:
                                          --------------------------------------



                                       SCV-EPI VINEYARDS, INC.




                                       By:
                                          --------------------------------------



                                       SIMI WINERY, INC.




                                       By:
                                          --------------------------------------



                                       CANANDAIGUA B.V.




                                       By:
                                          --------------------------------------



                                       BARTON CANADA, LTD.




                                       By:
                                          --------------------------------------

                                                                       EXHIBIT D
                                                                       ---------

                         FORM OF CERTIFICATE OF TRANSFER
                         -------------------------------

           Re:       Canandaigua Brands, Inc. ("the Company")
                     8 1/2% Senior Notes due 2009 (the "Notes")
                     ------------------------------------------

         Reference is hereby made to the Indenture, dated as of November 17, 1999 (the "Indenture"), between the Company, and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _______________________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in a principal amount at maturity of $ _______________ (the "Transfer"), to _______________________________ (the "Transferee"), as further specified in
Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:


                             [CHECK ALL THAT APPLY]
                             ----------------------

         1. / / Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. / / Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. / / Check and complete if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                     - or -

                  (b) / / such Transfer is being effected to the Company or a subsidiary thereof.

         4. / / Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or an Unrestricted Definitive Note. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       -----------------------------------------

                                       [Insert Name of Transferor]




                                       By:
                                          --------------------------------------
                                               Name:
                                               Title:


Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER
                       ----------------------------------

        1.  THE TRANSFEROR OWNS AND PROPOSES TO TRANSFER THE FOLLOWING:

                            [CHECK ONE OF (a) or (b)]

            (a) / / a Book-Entry Interest in the:

                (i)    / / 144A Global Note (ISIN __________; Common Code
                           ________), held through Participant Account
                           __________, or

                (ii)   / / Regulation S Global Note (ISIN __________; Common
                           Code ________), held through Participant Account __________, or

            (b) / / a Restricted Definitive Note.

        2.  AFTER THE TRANSFER THE TRANSFEREE WILL HOLD:

                            [CHECK ONE OF (a) or (b)]

            (a) / / a Book-Entry Interest in the:

                (i)    / / 144A Global Note (ISIN ______; Common Code ________),
                           held through Participant Account __________, or

                (ii)  / / Regulation S Global Note (ISIN ________; Common Code
                          ________), held through Participant Account ______, or

                (iii) / / Unrestricted Global Note (ISIN __________; Common Code
                          ________), held through Participant Account _________.

            (b) / / a Restricted Definitive Note; or

            (c) / / a Unrestricted Definitive Note.

                                                                       EXHIBIT E
                                                                       ---------

                         FORM OF CERTIFICATE OF EXCHANGE
               (BETWEEN BOOK-ENTRY INTERESTS AND DEFINITIVE NOTES)

           Re:       Canandaigua Brands, Inc. ("the Company")
                     8 1/2% Senior Notes due 2009 (the "Notes")
                     ------------------------------------------

         Reference is hereby made to the Indenture, dated as of November 17, 1999 (the "Indenture"), between the Company, and The Bank of New York, as trustee. Capitalised terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified on Annex A hereto, in a principal amount at maturity of $____________ (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Book-Entry Interests in Restricted Global Notes for Restricted Definitive Notes or Book-Entry Interests in Restricted Global Notes

                     In connection with the Exchange of the Owner's Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

  The Owner requests that Definitive Notes be registered in the following name:

                        --------------------------------

                        --------------------------------

                 and sent to the Owner at the following address:

                        --------------------------------

                        --------------------------------

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        [Insert Name of Owner]


                                        By:
                                           -------------------------------------
                                                Name:
                                                Title:

Dated:

                                                                       EXHIBIT F
                                                                       ---------


                                   [FORM OF ]
                                INTERCOMPANY NOTE


                                                                      ----------


         Evidences of all loans or advances ("Loans") made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, __________, a __________ corporation (the "Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of __________ (the "Holder") the principal sum of the aggregate unpaid principal amount to all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

         All capitalized terms used herein that are defined in, or by reference in, the Indenture among Canandaigua Brands, Inc., a Delaware corporation (the "Company"), the guarantors a party thereto and Harris Trust and Savings Bank, as trustee, dated as of November 17, 1999 (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                                    ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

         Section 1.01 Note Forgivable. Unless the Maker of the Loan hereunder is either of the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

         Section 1.02 Interest: Prepayment. (a) The interest rate ("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

         (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

         (c) If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

         (d) Subject to Section 2.01, any amounts hereunder may be prepaid at any time by the Maker.

         Section 1.03 Subordination. All loans made to either of the Company or any Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary under the Indenture, the Notes, the Guarantees or any other Indebtedness ranking pari passu with the Notes, or any Guarantees, including, without limitation, any Indebtedness incurred under the Credit Agreement; provided that with respect to a Subsidiary in any specific instance, such Subsidiary is also an obligor under the Indenture, the Notes, a Guarantee or such other senior or pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

                                   ARTICLE II

                                EVENTS OF DEFAULT

         Section 2.01 Events of Default. If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an "Event of Default" (as defined) has occurred under the Credit Agreement, or any refinancing of the Credit Agreement or (iii) an "event of default" (as defined) has occurred on any other Indebtedness of the Company or any Guarantor, then (x) in the event the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or a Guarantor, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be payable in the case of clause
(y). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event or default described in clauses (i), (ii) or
(iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

         Section 3.02 Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

         Section 3.03 Third Party Beneficiaries. The holders of the Notes or any other Indebtedness ranking pari passu with or senior to, the Notes or any Guarantees, including without limitation, any Indebtedness incurred under the Credit Agreement, shall be third party beneficiaries to this intercompany note and shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

         Section 3.04 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

         Section 3.05 Entire Agreement. This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

         Section 3.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 3.07 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.


                                       By:
                                          --------------------------------------
                                               Name:
                                               Title:

                BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                                                            Amount
                              Amount of            Maturity of            Principal               Unpaid
                              Borrowing/            Borrowing/             Paid or              Principal              Notation
         Date                 Principal             Principal              Prepaid               Balance               Made By
         ----                 ---------             ---------              -------               -------               -------













